UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 24, 2017

TransDigm Group Incorporated
(Exact name of registrant as specified in its charter)

Delaware	001-32833	41-2101738
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 East 9th Street, Suite 3000, Cleveland, Ohio	44114
(Address of principal executive offices)	(Zip Code)

(216) 706-2960
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure
On February 24, 2017, TransDigm Group Incorporated (“TransDigm Group”) issued a press release (the “Press Release”) relating to the proposed offering of an additional $300 million aggregate principal amount of senior subordinated notes due 2025 (the “New Notes”) by TransDigm Inc., its wholly-owned subsidiary (the “Company”), pursuant to a confidential offering circular (the “Offering Circular”) in a private placement under Rule 144A and Regulation S of the Securities Act of 1933 (the “Securities Act”). The New Notes are an additional issuance of the Company’s existing 6.500% Senior Subordinated Notes due 2025 (the “Initial Notes”) issued under the indenture dated as of May 14, 2015 (the “Indenture”) pursuant to which the Company previously issued $450,000,000 in aggregate principal amount of Initial Notes. The New Notes, together with the Initial Notes, will be treated as a single class for all purposes under the Indenture. The New Notes will be of the same class and series as, and otherwise identical to, the Initial Notes, except that the New Notes will be subject to transfer restrictions until the consummation of the exchange offer described in the Offering Circular and the New Notes will trade under a different CUSIP until the consummation of the exchange offer. Upon consummation of the exchange offer for the New Notes, the New Notes that are exchanged in the exchange offer will be exchanged for unrestricted notes with the same CUSIP as the Initial Notes that were issued in the exchange offer applicable to the Initial Notes. A copy of the Press Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
In the Offering Circular, the Company discloses that on or about the date of the closing of the offering of the New Notes, it expects to amend its senior secured credit facilities to, among other things, permit up to $1.5 billion of dividends or repurchases of its capital stock on or prior to the first anniversary of the effectiveness of such amendment (provided that up to $500 million of the $1.5 billion may be used at any time if used to repurchase stock). The closing of this offering of new notes is not contingent on the completion of the proposed term loan amendment.

In the Offering Circular, the Company discloses pro forma net sales and pro forma EBITDA As Defined of $3,459.7 million and $1,609.7 million, respectively, for the twelve months ended December 31, 2016. These amounts reflect the Company’s estimates that if certain acquisitions, including the acquisitions of ILC Holdings, Inc., the parent company of Data Device Corporation, Young & Franklin Inc. and its subsidiaries and SCHROTH Safety Products GmbH and certain aviation and defense assets and liabilities from subsidiaries of Takata Corporation had closed at the beginning of that period, the transactions would have contributed additional net sales and EBITDA As Defined of approximately $176.0 million and $49.0 million, respectively, for the twelve-month period ended December 31, 2016. See Exhibit 99.2 to this Current Report on Form 8-K for a reconciliation of net income to EBITDA, EBITDA As Defined and Pro Forma EBITDA As Defined.
The New Notes will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. Neither the Press Release nor this Current Report on Form 8-K constitutes an offer to sell or the solicitation of an offer to buy the New Notes, nor shall there be any sale of the New Notes in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.
TransDigm Inc. intends to use the net proceeds from the offering of the New Notes for general corporate purposes, which may include potential future acquisitions, dividends and purchases under its stock repurchase program, as well as to replenish approximately $90 million of cash on its balance sheet used to fund the acquisition of SCHROTH Safety Products GmbH and certain aviation and defense assets and liabilities from subsidiaries of Takata Corporation on February 22, 2017.
The information in this Current Report on Form 8-K and in the Press Release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in filings under the Securities Act.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits
The following exhibits are being filed with this Current Report on Form 8-K:

Exhibit No.	Description of Exhibit
99.1	Press Release
99.2	Reconciliation of Net Income to EBITDA, EBITDA As Defined and Pro Forma EBITDA As Defined

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSDIGM GROUP INCORPORATED

By:	/s/ Terrance M. Paradie
Terrance M. Paradie
Executive Vice President and
Chief Financial Officer
Date: February 24, 2017

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press Release
99.2	Reconciliation of Net Income to EBITDA, EBITDA As Defined and Pro Forma EBITDA As Defined